1JanusIntl.com Presented by: JanusIntl.com SECOND QUARTER 2026 EARNINGS PRESENTATION Augus 11, 2026

2JanusIntl.com Forward-Looking Statements Certain statements in this communication, including the estimated guidance provided under “2026 Guidance and Key Planning Assumptions,” “Long-Term Fundamentals and Investment Highlights” and “Positioned for Sequential Margin Improvement”, herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” and other similar words and expressions or the negative of such terms or other similar expressions, identify forward-looking statements. The forward-looking statements contained in this communication are based on our current expectations and belief concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; (iii) litigation, complaints, and/or adverse publicity; (iv) general economic conditions, including the capital and credit markets, and adverse macroeconomic conditions, including unemployment, inflation, supply chain constraints, tariffs and trade restrictions, geopolitical conflicts, fluctuating interest rates, changes in consumer practices due to slower economic growth, and regional or global liquidity constraints; (v) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption and/or financial loss; (vi) risks related to our share repurchase program; (vii) the risk that we will not be able to successfully integrate and develop Kiwi II Construction into our operations; (viii) inability to realize expected benefits and efficiencies from our cost-savings initiatives and restructuring activities; and (ix) the risk that the demand outlook for Janus’s products may not be as strong as anticipated. There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

3JanusIntl.com Non-GAAP Financial Measures Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Please see the Appendix of this presentation, which includes definitions of non-GAAP measures and metrics used in this presentation and reconciliations of non-GAAP measures to the most directly comparable GAAP measure. Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion of Adjusted Net Income, and Net Leverage Ratio are non-GAAP financial measures used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and board of directors and in comparison with Janus’s peer group companies. In addition, these non-GAAP financial measures provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-recurring events and other non-recurring charges, such as acquisitions, and certain variable or non-recurring charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue. Adjusted Net Income is defined as net income as adjusted for the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation. Adjusted Diluted EPS is defined as Adjusted Net Income divided by the diluted weighted average number of shares outstanding. Free Cash Flow is calculated by subtracting capital expenditures from cash provided by operating activities. Free Cash Flow Conversion of Adjusted Net Income is calculated as free cash flow divided by Adjusted Net Income. Net Leverage Ratio is defined as the ratio of our consolidated senior secured indebtedness reduced by cash to our trailing four-quarter consolidated Adjusted EBITDA. Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA and Inorganic Revenue forward-looking guidance for 2026 included in this communication in reliance on the "unreasonable efforts" exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results, and amounts excluded from these non-GAAP measures in future periods could be significant. Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion of Adjusted Net Income, and Net Leverage Ratio should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP measures rather than the nearest GAAP equivalent of Adjusted EBITDA and Adjusted Net Income. These limitations include that the non-GAAP financial measures: exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future; do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available; do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available; exclude non-recurring items (i.e., the extinguishment of debt); and may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

4JanusIntl.com Ramey Jackson Chief Executive Officer 2Q26 Review & Business Update Anselm Wong Chief Financial Officer 2Q26 Financial Overview & Guidance Update Agenda

5JanusIntl.com Second Quarter 2026 Highlights • Delivered $233.5 million in Total Revenue compared to $228.1 million in 2Q 2025 • Total Self-Storage up 15.4% year-over-year; New Construction up 20.3%, Restore, Rebuild & Replace (“R3”) up 6.6% ◦ Kiwi II Construction contributed $19.2 million to the New Construction sales channel • Commercial & Other declined 21.2% • International revenue of $31.1 million, up 9.5% year-over-year • Net Income of $10.7 million compared to Net Income of $20.7 million in 2Q 2025 • Adjusted EBITDA1 of $40.2 million, down 18.0% year-over-year, resulting in Adjusted EBITDA Margin1 of 17.2% • Cash flow from operations of $24.4 million. Free cash flow1 generation of $21.6 million; trailing twelve- month period ended July 4, 2026, free cash flow conversion of Adj. Net Income1 of 129% 1. Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and Free Cash Flow Conversion of Adjusted Net Income are not financial measures determined in accordance with GAAP. For a definition of these metrics and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the Appendix of this presentation. Financial Results Operational & Capital Allocation • Nokē Smart Entry System total installed units of 501,000 at quarter end, up 22.5% year-over-year • Repurchased approximately 367,000 shares for $1.9 million (including commissions and excise taxes) • Repurchased 3.2 million shares for $17.6 million year-to-date (including commissions and excise taxes)

6JanusIntl.com G.R.O.W. Strategy Ramp Adoption of Smart Security Solutions Capitalize on existing customer relationships to drive further penetration of Nokē in self-storage Outperform in Commercial Markets Further develop product offering and utilize leading scale and global footprint to take share in highly fragmented commercial door market Greater Penetration of Self-Storage Expand design-build services, increase facility content, and leverage differentiated R3 capabilities to increase share Win Through Strategic, Accretive Acquisitions Continue to source, evaluate, and execute on strategic M&A to expand product and solutions offering G R O W Executing a focused strategy to expand share, scale technology and security solutions, and create long-term value

7JanusIntl.com Financial Results Overview 1. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not financial measures determined in accordance with GAAP. For a definition of these metrics and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the Company’s latest filings with the SEC as well as the Appendix of this presentation. Adj. EBITDA1 $40.2M 18.0% decrease 17.2% margin Revenue $233.5M 2.4% increase Adj. Diluted EPS1 $0.17 Adj. Net Income1 of $23.9M Operating Cash Flow $24.4M FCF1 of $21.6M Adj. EBITDA1 $73.2M 16.2% decrease 16.0% margin Revenue $456.2M 4.0% increase Adj. Diluted EPS1 $0.26 Adj. Net Income1 of $35.3M Operating Cash Flow $60.6M FCF1 of $55.0M 2Q 2026 YTD 2026

8JanusIntl.com Revenue Breakdown by Sales Channel New Construction R3 Commercial & Other • 2Q 2026 revenue of $113.0M up 20.3% year-over-year • $19.2 million in revenue from Kiwi II Construction • Strength in International business offset continued softness in North America • 2Q 2026 revenue of $56.4M up 6.6% year-over-year • Strength in door replacements and redevelopment activity • Increases in conversion and expansion activity • 2Q 2026 revenue of $64.1M down 21.2% year-over-year • Lower demand for commercial sheet doors • Partially offset by strength in rolling steel $ in millions

9JanusIntl.com Second Quarter 2026 Revenue and Adj. EBITDA1 Drivers Revenue Adjusted EBITDA $ in millions 1. Adjusted EBITDA is not a financial measure determined in accordance with GAAP. For a definition of this metric and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the Appendix of this presentation.

10JanusIntl.com Year-to-Date 2026 Revenue and Adj. EBITDA1 Drivers Revenue Adjusted EBITDA 1. Adjusted EBITDA is not a financial measure determined in accordance with GAAP. For a definition of this metric and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the Company’s latest filings with the SEC as well as the Appendix of this presentation. $ in millions

11JanusIntl.com Strong Balance Sheet & Liquidity Enable Financial Flexibility Balanced Capital Allocation Approach Acquisitions • Track record of identifying, executing, and integrating acquisitions to support strategic growth • Highly accretive M&A strategy • Acquired Kiwi II Construction in January 2026 Share Repurchases • Repurchased 3.2 million shares for $17.6M in 2026 YTD (including commissions and excise taxes) • $63.1 million remaining under share repurchase authorization at quarter end Organic Growth • Invest in key growth initiatives • Further penetrate self-storage market and utilize scale and footprint to increase share in commercial door market • Drive adoption of smart security solutions through NokēTM platform Debt Management • Completed repricing of First Lien Term Loan in 1Q 2026, reducing interest rate from SOFR +250 bps to SOFR +200 bps 2 1 3 4 Solid Free Cash Flow1 Generation 1. Free Cash Flow, Free Cash Flow Conversion of Adjusted Net Income and Net Leverage are not financial measures determined in accordance with GAAP. For a definition of these metrics and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the Appendix of this presentation. ($ in millions) Strong Net Leverage1 Profile

12JanusIntl.com 1. Figures in this slide represent the Company’s targets and no guarantee can be provided that these figures or other potential results discussed in this Slide will be achieved. See “Forward-Looking Statements.” 2. Represents implied 2H 2026 Adjusted EBITDA Margin based on the midpoint of guidance. 3. Adjusted EBITDA Margin is not a financial measure determined in accordance with GAAP. The Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the 2H 2026 Adjusted EBITDA Margin forward-looking guidance for 2026. See "Non-GAAP Financial Measures" for more information. Positioned for Sequential Margin Improvement1 Actions Underway to Support Improved Second Half Margins • Further realization of commercial actions • Improved manufacturing efficiency and facility utilization • Continued operational optimization initiatives • Selective product development focused on customer driven, cost effective solutions Additional levers expected to support profitability in the second half despite ongoing macro volatility 2 3

13JanusIntl.com Assumption Estimate Depreciation and Amortization $58M - $68M Capital Expenditures 1.5% - 2.0% of Revenue Interest Expense, net $29M - $34M Effective Tax Rate 28% - 31% Revenue $925M - $945M Includes $80M - $90M inorganic revenue 5.7% growth at the midpoint year-over-year Adjusted EBITDA2 $150M - $170M 4.9% decline at the midpoint year-over-year 1. Figures in this slide represent the Company’s targets and no guarantee can be provided that these figures or other potential results discussed in this Slide will be achieved. See “Forward-Looking Statements.” 2. Adjusted EBITDA is not a financial measure determined in accordance with GAAP. The Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA and Inorganic Revenue forward-looking guidance for 2026. See "Non-GAAP Financial Measures" for more information. 2026 Guidance and Key Planning Assumptions1

14JanusIntl.com Long-Term Fundamentals and Investment Highlights Industry Leader in Well-Structured Market with Attractive Areas for Expansion Sustainable Demand Drivers Support Future Growth 1. Source; Yardi Matrix. 2. Source: MSM 2023 Self-Storage Almanac Self-Storage Demand Study and 2025 SSA Self-storage Demand Study. Self-Storage (New Construction & R3): • Demand driven by recurring life events • Elevated occupancy rates drive new capacity additions • Average age of facilities >20 years1 drives R3 activity • Increasing household utilization2 Commercial & Other: • Continued commercial construction with focus on efficiency and security • Investment in warehouse and distribution networks • Variety of offerings that touch multiple end markets Self-Storage (New Construction and R3): • Provider of end-to-end solutions, from early design to facility buildout to repair, upgrade, technological advancements and modernization • Industry leader, expanding scale in existing markets and leveraging innovation solutions • Global footprint across North America, Europe and Australia Commercial & Other: • Utilizing scale and footprint to increase share in growing market for commercial doors • Terminal maintenance capabilities

15JanusIntl.com APPENDIX

Adjusted EBITDA* Reconciliation

(In millions, except percentages)

	Three Months Ended				Variance	
	July 4, 2026	Margin[1]	June 28, 2025	Margin[1]	$	%
Net Income	$ 10.7	4.6 %	$ 20.7	9.1 %	$ (10.0)	(48.3) %
Interest, net	7.4		9.1		(1.7)	(18.7) %
Income taxes	2.4		6.4		(4.0)	(62.5) %
Depreciation	3.6		3.0		0.6	20.0 %
Amortization	12.0		8.2		3.8	46.3 %
EBITDA*	**$ 36.1**	**15.5 %**	**$ 47.4**	**20.8 %**	**$ (11.3)**	**(23.8) %**
Restructuring charges[2]	1.6		0.8		0.8	100.0 %
Acquisition expense[3]	2.1		0.8		1.3	162.5 %
Other	0.4		—		0.4	— %
Adjusted EBITDA*	**$ 40.2**	**17.2 %**	**$ 49.0**	**21.5 %**	**$ (8.8)**	**(18.0) %**

1. Net Income Margin, EBITDA Margin, and Adjusted EBITDA Margin are defined as Net Income divided by revenue, EBITDA divided by total revenue, and Adjusted EBITDA divided by total revenue, respectively.
2. Restructuring charges consist of the following: 1) facility relocations, 2) severance and hiring costs associated with our strategic transformation, including leadership team changes, and 3) strategic business assessment and transformation projects.
3. Expenses related to various professional fees, acquisition related compensation, and various acquisition related activities.

*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

JANUS INTERNATIONAL GROUP

JanusIntl.com 16

Adjusted EBITDA* Reconciliation Continued

(In millions, except percentages)

	Six Months Ended				Variance	
	July 4, 2026	Margin(1)	June 28, 2025	Margin(1)	$	%
Net Income	$ 10.9	2.4 %	$ 31.5	7.2 %	$ (20.6)	(65.4) %
Interest, net	15.5		19.3		(3.8)	(19.7) %
Income taxes	4.7		11.0		(6.3)	(57.3) %
Depreciation	7.2		5.9		1.3	22.0 %
Amortization	24.0		16.5		7.5	45.5 %
EBITDA*	**$ 62.3**	**13.7 %**	**$ 84.2**	**19.2 %**	**$ (21.9)**	**(26.0) %**
Restructuring charges(2)	4.2		1.2		3.0	250.0 %
Acquisition expense(3)	4.2		1.7		2.5	147.1 %
Loss on extinguishment and modification of debt(4)	2.1		—		2.1	— %
Other	0.4		0.3		0.1	33.3 %
Adjusted EBITDA*	**$ 73.2**	**16.0 %**	**$ 87.4**	**19.9 %**	**$ (14.2)**	**(16.2) %**

1. Net Income Margin, EBITDA Margin, and Adjusted EBITDA Margin are defined as Net Income divided by revenue, EBITDA divided by total revenue, and Adjusted EBITDA divided by total revenue, respectively.
2. Restructuring charges consist of the following: 1) facility relocations, 2) severance and hiring costs associated with our strategic transformation, including leadership team changes, and 3) strategic business assessment and transformation projects.
3. Expenses related to various professional fees, acquisition related compensation, and various acquisition related activities.
4. Adjustment for loss on extinguishment and modification of debt regarding the write off of unamortized fees and third-party fees as a result of the debt modification completed in February 2026.

*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

JANUS INTERNATIONAL GROUP
JanusIntl.com 17

18JanusIntl.com Adjusted EBITDA* Reconciliation Continued (In millions, except percentages) *Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Year Ended January 3, 2026 December 28, 2024 December 30, 2023 December 31, 2022 January 1, 2022 Net Income $ 53.8 $ 70.4 $ 135.7 $ 107.7 $ 43.8 Interest expense, net 36.8 49.6 60.0 42.0 32.9 Income taxes 21.7 29.9 47.1 37.6 6.5 Depreciation 12.9 12.0 9.3 7.9 6.4 Amortization 33.2 32.0 29.8 29.7 31.6 EBITDA* $ 159.3 $ 193.9 $ 281.9 $ 224.9 $ 121.2 Restructuring (income) expenses 3.5 (2.9) 1.2 – – Impairment 0.7 12.0 – – – Loss on extinguishment and modification of debt – 1.7 3.9 – – Acquisition expense (income) 4.2 3.5 (1.4) 0.8 – Loss (gain) on extinguishment of debt – – – – 2.4 COVID-19 related expenses – – – 0.1 1.3 Transaction related expenses – – – – 10.4 Facility relocation – – – 0.6 1.1 Share-based compensation – – – – 5.2 Severance and transition costs – – – 0.5 – Change in fair value of contingent consideration – – – – 0.7 Change in fair value of derivative warrant liabilities – – – – 5.9 Other 0.5 0.3 – – – Adjusted EBITDA* $ 168.2 $ 208.5 $ 285.6 $ 226.9 $ 148.2 Net Income Margin 6.1% 7.3% 12.7% 10.6% 5.8% Adjusted EBITDA Margin* 19.0% 21.6% 26.8% 22.3% 19.8%

19JanusIntl.com Adjusted Net Income Reconciliation* (In millions, except percentages) Three Months Ended Six Months Ended July 4, 2026 June 28, 2025 July 4, 2026 June 28, 2025 Net Income $ 10.7 $ 20.7 $ 10.9 $ 31.5 Net Income Adjustments(1) 4.1 1.6 10.9 3.2 Amortization 12.0 8.2 24.0 16.5 Tax Effect on Net Income Adjustments(2) (2.9) (2.3) (10.5) (5.1) Non-GAAP Adjusted Net Income* $ 23.9 $ 28.2 $ 35.3 $ 46.1 *Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. 1. Net Income Adjustments for the three month period ended July 4, 2026 include $1.6 of restructuring charges, $2.1 of acquisition expenses and $0.4 of other. Net Income Adjustments for the six month period ended July 4, 2026 include $4.2 of acquisition expenses, $4.2 of restructuring charges, $2.1 of loss on extinguishment of debt, and $0.4 of other. Refer to the Adjusted EBITDA table above for further details. 2. The effective tax rates of 18.3% and 23.6% were used for the three months ended July 4, 2026 and June 28, 2025, respectively. The effective tax rates of 30.1% and 25.9% were used for the six months ended July 4, 2026 and June 28, 2025, respectively.

20JanusIntl.com Adjusted Net Income Reconciliation* Continued (In millions, except percentages) *Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Year Ended January 3, 2026 December 28, 2024 December 30, 2023 December 31, 2022 January 1, 2022 Net Income $ 53.8 $ 70.4 $ 135.7 $ 107.7 $ 43.8 Net Income Adjustments(1) 8.9 14.6 3.7 2.1 27.0 Amortization 33.2 32.0 29.8 29.7 31.6 Prior Year Adjustment – 1.5 – – – Effective Tax Rate 29.8% 29.8% 25.8% 25.9% 12.9% Tax Effect on Non-GAAP Net Income Adjustments (12.5) (13.9) (8.6) (8.2) (7.6) Non-GAAP Adjusted Net Income* $ 83.4 $ 104.6 $ 160.6 $ 131.2 $ 94.8 1. Refer to the adjusted EBITDA tables above for detailed breakout of adjustment items.

21JanusIntl.com Non-GAAP Adjusted EPS* (In millions, except share and per share data) Three Months Ended Six Months Ended July 4, 2026 June 28, 2025 July 4, 2026 June 28, 2025 Numerator: GAAP Net Income $ 10.7 $ 20.7 $ 10.9 $ 31.5 Non-GAAP Adjusted Net Income* $ 23.9 $ 28.2 $ 35.3 $ 46.1 Denominator: Weighted average number of shares: Basic 136,425,432 139,552,809 137,394,908 139,801,720 Adjustment for Dilutive Securities 161,472 451,281 285,671 335,572 Diluted 136,586,904 140,004,090 137,680,579 140,137,292 GAAP Basic EPS $ 0.08 $ 0.15 $ 0.08 $ 0.23 GAAP Diluted EPS $ 0.08 $ 0.15 $ 0.08 $ 0.22 Non-GAAP Adjusted Basic EPS* $ 0.17 $ 0.20 $ 0.26 $ 0.33 Non-GAAP Adjusted Diluted EPS* $ 0.17 $ 0.20 $ 0.26 $ 0.33 *Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Free Cash Flow Conversion*

(In millions, except percentages)

	Three Months Ended	Six Months Ended	Trailing Twelve-Months Ended	Year Ended				
	July 4, 2026	July 4, 2026	July 4, 2026	January 3, 2026	December 28, 2024	December 30, 2023	December 31, 2022	January 1, 2022
Cash flow from Operating Activities	$ 24.4	$ 60.6	$ 100.4	$ 139.5	$ 154.0	$ 215.0	$ 88.5	$ 74.8
Less: Purchases of property, plant and equipment	(2.8)	(5.6)	(17.9)	(25.5)	(20.1)	(19.0)	(8.8)	19.9
Plus one-time proceeds of sale/leaseback	—	—	—	—	—	—	—	9.6
Free Cash Flow*	**$ 21.6**	**$ 55.0**	**$ 82.5**	**$ 114.0**	**$ 133.9**	**$ 196.0**	**$ 79.7**	**$ 64.6**
Non-GAAP Adjusted Net Income[(1)]*	$ 23.9	$ 35.3	$ 63.8	$ 83.4	$ 104.6	$ 160.6	$ 131.2	$ 94.8
Free Cash Flow Conversion of Non-GAAP Adjusted Net Income*	91%	156%	129%	137%	128%	122%	61%	68%

1. Trailing Twelve-month Adjusted Net Income for the period ended July 4, 2026 consists of the sum of Adjusted Net Income, of $22.6, $15.6, $1.7 and $23.9 for the periods ended September 27, 2025, January 3, 2026, April 4, 2026 and July 4, 2026, respectively.

*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

JANUS INTERNATIONAL GROUP
JanusIntl.com 22

Net Leverage Ratio*

(In millions, except ratios)

	July 4, 2026	April 4, 2026	January 3, 2026	December 28, 2024	December 30, 2023	December 31, 2022	January 1, 2022
Note payable - First Lien	$ 549.6	$ 551.0	$ 551.0	$ 598.5	$ 623.4	$ 714.3	$ 722.4
Less: Cash	127.0	112.0	194.4	149.3	171.7	78.4	13.2
Net Debt*	**$ 422.6**	**$ 439.0**	**$ 356.6**	**$ 449.2**	**$ 451.7**	**$ 635.9**	**$ 709.2**
Net Income[1]	$ 33.2	$ 43.2	$ 53.8	$ 70.4	$ 135.7	$ 107.7	$ 43.8
Adjusted EBITDA*[2]	$ 154.0	$ 162.8	$ 168.2	$ 208.5	$ 285.6	$ 226.9	$ 148.2
Long-Term Debt to Net Income	16.6	12.8	10.2	8.5	4.6	6.6	16.5
Non-GAAP Net Leverage Ratio*	2.7	2.7	2.1	2.2	1.6	2.8	4.8

1. Trailing Twelve-months Net Income for the period ended July 4, 2026 consists of the sum of Net Income as reported in the Company's Quarterly and Annual Reports, as applicable of $15.2, $7.1, $0.2 and $10.7 for the periods ended September 27, 2025, January 3, 2026, April 4, 2026 and July 4, 2026, respectively. Trailing Twelve-months Net Income for the period ended April 4, 2026 consists of the sum of Net Income as reported in the Company's Quarterly and Annual Reports, as applicable of $20.7, $15.2, $7.1 and $0.2 for the periods ended June 28, 2025, September 27, 2025, January 3, 2026 and April 4, 2026, respectively. Net Income for the years ended January 3, 2026, December 28, 2024, December 30, 2023, December 31, 2022 and January 1, 2022 is Net Income as reported in the Company's Annual Report on Form 10-K as applicable.
2. Trailing Twelve-months Adjusted EBITDA for the period ended July 4, 2026 consists of the sum of Adjusted EBITDA as reported in the Company's Quarterly or Annual Reports, as applicable of $43.6, $37.2, $33.0 and $40.2 for the three month periods ended September 27, 2025, January 3, 2026, April 4, 2026 and July 4, 2026, respectively. Trailing Twelve-months Adjusted EBITDA for the period ended April 4, 2026 consists of the sum of Adjusted EBITDA as reported in the Company's Quarterly or Annual Reports, as applicable of $49.0, $43.6, $37.2 and $33.0 for the three month periods ended June 28, 2025, September 27, 2025, January 3, 2026 and April 4, 2026, respectively. Adjusted EBITDA for the years ended January 3, 2026, December 28, 2024, December 30, 2023, December 31, 2022 and January 1, 2022 is Adjusted EBITDA as reported in the Company's Annual Report on Form 10-K as applicable.

*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

JANUS INTERNATIONAL GROUP
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